Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 27, 2015, with respect to the financial statements, which appears in Rocky Mountain Chocolate Factory, Inc.’s Annual Report on Form 10-K for the year ended February 28, 2015 and our report dated August 25, 2014, appearing in the Annual Report on Form 11-K of the Rocky Mountain Chocolate Factory, Inc. 401(k) Plan for the year ended February 28, 2014.

/s/ EKS&H LLLP

August 24, 2015

Denver, Colorado